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Exhibit 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in the Delphi Information Systems, Inc.'s Form 11-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.


                            ARTHUR ANDERSEN LLP

Chicago, Illinois
June 24, 1998


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